Exhibit 3.4

State of Missouri Matt Blunt, Secretary of State Corporations Division P.O. Box 778 / 600 W. Main Street, Rm 322 Jefferson City, MO 65102

Statement of Change of Business Office Address

by a Registered Agent of a

Foreign or Domestic For Profit or Nonprofit Corporation or a Limited Liability Company

Instructions

1.	This form is to be used by either a for profit or nonprofit corporation or a limited liability company to change either or both the name of its registered agent and/or the address of its existing registered agent.

2.	There is a S10.00 fee for filing this statement.

3.	P.O. Box may only be used in conjunction with a physical street address.

4.	Agent and address must be in the State of Missouri.

5.	The corporation may not act as its own agent.

Charter No. 00205138

1.	The name of the business entity is:

AERO TRANSPORTATION PRODUCTS, INC. F/K/A AERO PLASTICS OF KANSAS CITY, INC.

2.	The name of the registered agent is: M & H Agent Services, Inc.

3.	The address, including street number, of the present business office of the registered agent is: 2600 Grand Avenue, Kansas City, Missouri 64108

2600 Grand Avenue, Kansas City, Missouri 64108

Address                                                                                                                                                                     City/State/Zip

4.	The address, including street number, of the business office of the registered agent is hereby changed to:

1201 Walnut Street, Suite 2900, Kansas City, Missouri 64106

Address                 (P.O. Box may only be used in conjunction with a physical street address)                            City/State/Zip

5.	Notice in writing of the change has been mailed by the registered agent to the business entity named above.

6.	The address of the registered office of the business entity named above and the business office of the registered agent, as changed, is identical.

In Affirmation thereof, the facts stated above are true and correct:

(The undersigned understands that false statements made in this filing are subject to the penalties provided under Section 575.040, RSMo)

/s/ Cheryl M. Duren                             Cheryl M. Duren                                                                      9/03/04

Authorized Signature of Registered Agent                 Printed Name                                                  month/day/year

Name and address to return filed document: Name: Cheryl Duren c/o Stinson Morrison Hecker LLP Address: 1201 Walnut Street, Suite 2900 City, State, and Zip Code: Kansas City. MO 64106

Form 61

1/85

State of Missouri

Matt Blunt, Secretary of State

Corporations Division	James C. Kirkpatrick State Information Center
P.O. Box 778, Jefferson City, MO 65102	600 W. Main Street, Rm 322, Jefferson City, MO 65101

Statement of Change of Registered Agent and/or

Registered Office

By a Foreign or Domestic For Profit or Nonprofit Corporation

Instructions

1.	This form is to be used by either a for profit or nonprofit corporation to change either or both the name of its registered agent and/or the address of its existing registered agent.

2.	There is a $10.00 fee for filing this statement. It must be filed in DUPLICATE.

3.	P.O. Box may only be used in conjunction with a physical street address.

4.	Agent and address must be in the state of Missouri.

5.	The corporation may not act as its own agent.

Charter No. 00205138

(1)	The name of the corporation is: Aero Transportation Products, Inc.

(2)	The address, including street and number, of its present registered office (before change) is:

2600 Grand Avenue, Kansas City, Missouri 64108

Address                                                                                                                                                City/State/Zip

(3)	The address, including street and number, of its registered office is hereby changed to:

2600 Grand Avenue, Kansas City, Missouri 64108

Address             (P.O. Box may only be used in conjunction with a physical street address)         City/State/Zip

(4)	The name of its present registered agent (before change) is: William A. Hirsch

(5)	The name of the new registered agent is: M & H Agent Services, Inc.

Authorized signature of new registered agent must appear below:

/s/ Susan B. Strong

            (May attach separate originally execute written consent to this form in lieu of this signature)

(6)	The address of its registered office and the address of the office of its registered agent, as changed, will be identical.

Corp. #59 (11/00)

(7)	The change was authorized by resolution duly adopted by the board of directors.

In affirmation of the facts stated above,

/s/Paul T. Lyon	Paul T. Lyon
(Authorized signature of officer or, if applicable, chairman of the board)	(Printed Name)

Chairman	3-10-02
(Title)	(month/day/year)

Corp. #59 (11/00)

STATE OF MISSOURI
OFFICE OF SECRETARY OF STATE	314/751-4609
JEFFERSON CITY 65102

STATEMENT OF CHANGE IN NUMBER OF DIRECTORS

Sections 351.055(6), 351.085.1(4) and 351.315.3 RSMo

No filing fee - File one copy

Corporate Charter No. 00205138

1.	The name of the corporation is Aero Transportation Products, Inc.

The name under which it was originally organized was Aero Plastics of Kansas City, Inc.

2.	Effective December 5, 1991 , the number of persons constituting its board of directors was changed from five (5) to three (3)

/s/ Paul T. Lyon	December 12, 1991
Corporate Officer	Date

STATE OF MISSOURI
ROY D. BLUNT	OFFICE OF SECRETARY OF STATE
SECRETARY OF STATE	JEFFERSON CITY 65102	314/751-4609
December 17, 1991

ATP

AERO TRANSPORTATION PRODUCTS, INC.

PO BOX 1058

INDEPENDENCE MISSOURI 64051 0558

Re:	AERO TRANSPORTATION PRODUCTS, INC. (00205138)

Dear Corporation:

This is to advise that on the above date we have filed for record in this office a Statement of Change in the number of directors from five (5) to three (3) . (Pursuant to Chapter 351.055(6) and 351.085.2(4) RSMo.)

Very truly yours,

ROY D. BLUNT
Secretary of State

Corporation Division
Amendment Desk

Ltr. #62

STATEMENT OF CHANGE OF BUSINESS OFFICE

OF A REGISTERED AGENT

OF A FOREIGN OR DOMESTIC CORPORATION

To: Secretary of State
P. O. Box 778
Jefferson City, Missouri 65102	Charter No.205138

The undersigned registered agent, for the purpose of changing its business office in Missouri as provided by the provisions of “The General and Business Corporation Act in Missouri,” represents that:

1. The name of the corporation (in Missouri) is Aero Transportation Products, Inc.

2. The name of this registered agent is William A. Hirsch.

3. The address, including street number, if any, of the PRESENT business office of the registered agent is 1700 Bryant Building, 1102 Grand Avenue, Kansas City, Missouri 64106.

4. The address, including street number, if any, of the business office of the registered agent is hereby CHANGED TO 2600 Grand Avenue, Kansas City, Missouri 64108.

5. Notice in writing of the change has been mailed by the registered agent to the corporation named above.

6. The address of the registered office of the corporation named above and the business office of the registered agent, as changed, is identical.

IN WITNESS WHEREOF, the undersigned registered agent has caused this report to be executed this 19th day of July , 1991.

/s/ William A. Hirsch
Signature of Registered Agent

STATE OF MISSOURI	)
	)	ss.
COUNTY OF JACKSON	)

On this 12th day of July , in the year 1991, before me, Linda L. McClure , a Notary Public in and for said state, personally appeared William A. Hirsch known to me to be the person who executed the within Statement of Change of Business Office and acknowledged to me that he executed the same for the purposes therein stated.

(Notarial Seal)	/s/ Linda L. McClure
Notary Public

My Commission Expires:

STATE OF MISSOURI
OFFICE OF SECRETARY OF STATE	314/751-4609
JEFFERSON CITY 65102

STATEMENT OF CHANGE IN NUMBER OF DIRECTORS

Sections 351.055(6), 351.085.1(4) and 351.315.3 RSMo

No filing fee—File one copy

Corporate Charter No. 00205138

1. The name of the corporation is Aero Transportation Products, Inc.

The name under which it was originally organized was Aero Plastics of Kansas City, Inc.

2.	Effective February 19, 1988 , the number of persons constituting its board of directors was changed from three (3) to five (5)

/s/ Paul T. Lyon	7-29-88
Corporate Officer	Date
Paul T. Lyon
Secretary

Form 61

1/85

STATE OF MISSOURI
ROY D. BLUNT	OFFICE OF SECRETARY OF STATE
SECRETARY OF STATE	JEFFERSON CITY 65102	314/751-4609
December 17, 1991

ATP

AERO TRANSPORTATION PRODUCTS, INC.

PO BOX 1058

INDEPENDENCE MISSOURI 64051 0558

Re:	AERO TRANSPORTATION PRODUCTS, INC. (00205138)

Dear Corporation:

This is to advise that on the above date we have filed for record in this office a Statement of Change in the number of directors from three (3) to five (5). (Pursuant to Chapter 351.055(6) and 351.085.2(4) RSMo.)

Very truly yours,

ROY D. BLUNT
Secretary of State

Corporation Division
Amendment Desk

Ltr. #62

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

AERO TRANSPORTATION PRODUCTS, INC.

Pursuant to the General and Business Corporation Law of Missouri, the undersigned corporation hereby certifies the following:

1. The name of the corporation is Aero Transportation Products, Inc., and the name under which it was originally organized was Aero Plastics of Kansas City, Inc.

2. An amendment to the corporation’s Articles of Incorporation was adopted by the shareholders on October 28 , 1987.

3. The amendment adopted by the shareholders amends the first sentence of Article Three to read as follows:

“The aggregate number of shares which the corporation shall have authority to issue shall be 2,300,000 shares, of which 300,000 shares shall be preferred stock having a par value of $1.00 per share, and 2,000,000 shares shall be common stock having a par value of $0.01 per share.”

4. At the time this amendment was adopted, the corporation had 5,969 shares of common stock outstanding, all of which were entitled to be voted on the amendment, and 186,892 shares of preferred stock outstanding, none of which was entitled to be voted on the amendment.

5. Of the outstanding shares of stock entitled to be voted on the amendment, 5,969 shares were voted in favor of the amendment and -0- shares were voted against it.

6. The amendment to Article Three of the Articles of Incorporation effects a change in the number and par value of authorized shares of the corporation. Prior to the amendment the number of authorized shares of the corporation was 330,000, of which 300,000 were preferred shares having a par value of $1.00 per share and 30,000 were common shares having a par value of $1.00 per share. The number of shares now authorized is 2,300,000, of which 300,000 are preferred shares having a par value of $1.00 per share and 2,000,000 are common shares having a par value of $0.01 per share. The amendment to Article Three of the Articles of Incorporation does not effect a reduction in the stated capital of the corporation with respect to the corporation’s issued shares.

7. All presently issued and outstanding shares of common stock of the corporation shall be exchanged for shares of the new common stock in the ratio of 1 share of present common stock for 170 shares of new common stock. All rights appertaining to the present common stock shall cease and terminate, and the holders thereof shall surrender the certificates therefor to the corporation for cancellation, and receive and accept in lieu thereof certificates of new common stock in exchange for and in substitution of the present common stock.

IN WITNESS WHEREOF, the undersigned President of the corporation has executed this instrument and its Secretary has affixed its corporate seal hereto and attested said seal on the, 28th day of October , 1987.

(CORPORATE SEAL)	AERO TRANSPORTATION PRODUCTS, INC.

ATTEST	By:	/s/ Del E. Walker
Del E. Walker
President

/s/ Paul T. Lyon
Paul T. Lyon
Secretary

STATE OF MISSOURI	)
	)	ss.
COUNTY OF JACKSON	)

I, J. Lee Bundy a Notary Public, do hereby certify that on this 28th day of, October 1987, personally appeared before me Del E. Walker, who being by me first duly sworn, declared that he is the President of Aero Transportation Products, Inc., that he signed the foregoing document as President of the corporation, and that the statements therein contained are true.

/s/ J. Lee Bundy
Notary Public

(NOTARIAL SEAL)

My Commission Expires:

STATE OF MISSOURI

ROY D. BLUNT, Secretary of State

CORPORATION DIVISION

Certificate of Amendment

WHEREAS, AERO TRANSPORTATION PRODUCTS, INC. a corporation organized under The General and Business Corporation Law has delivered to me a Certificate of Amendment of its Articles of Incorporation and has in all respects complied with the requirements of law governing the amendment of Articles of Incorporation under The General and Business Corporation Law.

NOW, THEREFORE, I, ROY D. BLUNT, Secretary of State of the State of Missouri, do hereby certify that I have filed said Certificate of Amendment as provided by law, and that the Articles of Incorporation of said corporation are amended in accordance therewith.

IN TESTIMONY WHEREOF, I hereunto set my hand and affix the GREAT SEAL of the State of Missouri. Done at the City of Jefferson, this 2nd day of November 1987.

/s/ Roy D. Blunt
Secretary of State

Fee $

AMENDMENT OF

ARTICLES OF INCORPORATION

OF AERO PLASTICS OF KANSAS CITY, INC.

Pursuant to the provisions of The General and Business Corporation Law of Missouri”, the undersigned corporation hereby certifies the following:

1. The name of the corporation is “Aero Plastics of Kansas City, Inc” which is the name under which it was originally organized.

2. The amendment set forth in paragraph 3 below was adopted in the manner prescribed by “The General and Business Corporation Law of Missouri” by written consent of the shareholders of the corporation dated May 31, 1983.

3. The amendment adopted by the shareholders amends Article One, Article Three and Article Five to read as follows, to-wit:

ARTICLE ONE

The name of the corporation is Aero Transportation Products, Inc.

ARTICLE THREE

The aggregate number of shares which the corporation shall have authority to issue shall be 330,000 shares, of which 300,000 shares shall be preferred stock having a par value of $1.00 per share, and 30,000 shares shall be common stock having a par value of $1.00 per share. The corporation shall not issue any non-voting stock. The preferred stock may be issued from time to time in one or more series in any manner permitted by law as determined from time to time by the Board of Directors and stated in the resolutions providing for the issue thereof adopted by the Board of Directors pursuant to the authority hereby vested in it. Each such series shall have such powers, designation, preferences and rights, and shall be subject to such qualifications, limitations and restrictions thereof as are stated in the resolutions providing for the issue thereof adopted by the Board of Directors, including the following:

(a)	the number of shares to constitute such series and the distinctive designation thereof;

(b)	the dividend rate on the shares of such series, the dividend payment dates, the periods in respect of which dividends are payable (“dividend periods”) whether such dividends shall be cumulative, and if cumulative, the date or dates from which dividends shall accumulate;

(c)	whether the shares of such series shall be redeemable, and, if so, the terms and manner of such redemption, including the amount or amounts payable upon the redemption such shares;

(d)	whether the shares of such series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement and, if such retirement or sinking fund or funds be established, the annual amount thereof and the terms and provisions relative to its operation;

(e)	whether the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of the same or any other class or classes of stock of the corporation and the price or rate of conversion or exchange, the method, if any, of adjusting the same and any other terms or conditions of such conversion or exchange.

(f)	the voting powers, full or limited or both, of the shares of such series;

(g)	the amounts, if any, payable on the shares of such series in the event of dissolution or liquidation; and

(h)	such other terms, conditions, special rights and protective provisions as the Board of Directors may deem advisable.

No dividend shall be declared and set apart for payment on any series of preferred stock in respect of any dividend period unless there shall like-wise be or have been paid, or declared and set apart for payment, on all shares of preferred stock of each other series entitled to cumulative dividends at the time outstanding which rank equally as to dividends with the series in question, dividends ratably in accordance with the sums which would be payable on the said shares through the end of the last preceding dividend period if all dividends were declared and paid in full.

***

ARTICLE FIVE

The number of directors to constitute the board of directors of the corporation shall be three (3), to be elected by the holders of the common stock of the corporation, except in the event that the corporation is in default in the performance of any of its obligations under the First Amended Plan of Re-organization of Creditors Committee filed February 11, 1983 in the United States Bankruptcy Court for the Western District of Missouri and as it may be amended from time to time, the holders of its common stock shall have the right to elect two of the three directors, and the holders of its preferred stock shall have the right to elect one of the three directors.

2

4. At the time the foregoing amendment was adopted, there were Five Thousand (5,000) shares of Common Stock of the corporation outstanding, all of which were entitled to vote on the foregoing amendment.

5. The number of shares noted for and against the amendment was as follows:

No. Voted for: 5,000                                                                                                       No. Voted Against: -0

6. The foregoing amendment changed the number of authorized shares having a par value. The amount in dollars of authorized shares having a par value as changed is $330,000, of which $300,000 represents 300,000 shares of preferred stock with a par value of $1.00 per share, and $30,000 represents 30,000 shares of common stock with a par value of $1.00 per share.

7. The foregoing amendment does not provide for an exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class.

IN WITNESS WHEREOF, the undersigned President and Secretary of Aero Plastics of Kansas City, Inc. have executed this instrument and affixed hereto the corporate seal of said corporation on this 26 day of Aug. , 1983.

AERO PLASTICS OF KANSAS CITY, INC.

By	/s/ Paul T. Lyon
President

/s/ Donna F. Martin
Secretary

3

STATE OF MISSOURI	)
	)	ss.
COUNTY OF JACKSON	)

I, Angie Ganos, a Notary Public, do hereby certify that on this 26th day of August, 1983, personally appeared before me Paul T. Lyon who being by me first duly sworn, declared that he is the President of Aero Plastics of Kansas City, Inc., that he signed the foregoing document acting in said capacity for the corporation and that the statements therein contained are true.

/s/Angie Ganos
Notary Public

My Commission Expires:

Oct. 27, 1986

4

STATE OF MISSOURI

ROY D. BLUNT, Secretary of State

CORPORATION DIVISION

Certificate of Amendment

WHEREAS, AERO TRANSPORTATION PRODUCTS, INC. (FORMERLY: AERO PLASTICS OF KANSAS CITY, INC.)

a corporation organized under The General and Business Corporation Law has delivered to me a Certificate of Amendment of its Articles of Incorporation and has in all respects complied with the requirements of law governing the amendment of Articles of Incorporation under The General and Business Corporation Law,

NOW, THEREFORE, I, JAMES C. KIRKPATRICK, Secretary of State of the State of Missouri, do hereby certify that I have filed said Certificate of Amendment as provided by law, and that the Articles of Incorporation of said corporation are amended in accordance therewith.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the GREAT SEAL of the State of Missouri, at the City of Jefferson, this 31st day of August, 1983.

/s/
Secretary of state

RECEIVED OF: AERO TRANSPORTATION PRODUCTS, INC. ONE HUNDRED SIXTY FIVE DOLLARS                    Dollars, $ 165.00 For Credit of General Revenue Fund, on Account of Incorporation Tax and Fee.

/s/
Secretary of state

No, 00205138

CORP. 20 1/82

ARTICLES OF INCORPORATION

OF

AERO PLASTICS OF KANSAS CITY, INC

I, the undersigned, being a natural person of the age of eighteen (18) years or more, for the purpose of forming a corporation under “The General and Business Corporation Act of Missouri”, and all amendments thereto, do hereby adopt the following Articles of Incorporation:

ARTICLE ONE

The name of the corporation is AERO PLASTICS OF KANSAS CITY, INC.

ARTICLE TWO

The address of its initial registered office in the State of Missouri is 1700 Bryant Building, Kansas City, Missouri, 64106 and the name of its initial registered agent at such address is William A. Hirsch.

ARTICLE THREE

The aggregate number of shares which the corporation shall have authority to issue shall be Thirty Thousand (30,000) shares of common stock with a par value of One Dollar and No/100 ($1.00) each, amounting in the aggregate to Thirty Thousand And No/100 Dollars ($30,000.00).

Each holder of shares of stock of the corporation shall have a preemptive right to purchase, acquire or subscribe for unissued or treasury shares of stock of the corporation, whether hereby or hereafter authorized, or securities convertible into such shares of stock of the corporation or carrying or evidencing any right to purchase any such shares of stock of any class of the corporation.

ARTICLE FOUR

The name and place of residence of the incorporator is:

Name	Residence

John H. Bracken	6834 Locust
Kansas City, Missouri

ARTICLE FIVE

The number of directors to constitute the first board of directors is three (3) who need not be shareholders. The number of directors to constitute any succeeding board of directors shall be fixed by, or in the manner provided in, the Bylaws of the corporation. Any change in the number of directors as provided in the Bylaws of the corporation shall be reported to the Secretary of State of Missouri within thirty (30) calendar days of such change. The names of the directors to constitute the first board of directors are:

Paul T. Lyon

Lewis H. Wiens

Susan F. Wiens

ARTICLE SIX

The duration of the corporation is unlimited and shall be perpetual.

ARTICLE SEVEN

The corporation is formed for the following purposes:

(a) To engage in and conduct the business of manufacturing, producing, preparing, purchasing, selling and otherwise dealing in any and all kinds of plastic products and all related products, whether made from plastic or other materials.

(b) To buy, purchase, manufacture, repair, process, assemble, or otherwise acquire or produce and to sell, exchange, encumber, and otherwise dispose of and generally to deal in and with goods, wares, merchandise, and property of every class and description and to engage generally in a retail or wholesale merchandising business;

(c) To buy, lease, contract for, invest in, or otherwise acquire any real or personal property, or any interest therein, or all or any part of the good will., rights, franchises, property, and business of any person, entity, partnership, association, or corporation, and to pay for the same in cash or in stock of any class, bonds, or other obligations of the corporation or otherwise, to hold, utilize and in any manner dispose of the whole or any part of the rights and property so acquired, to assume in connection therewith any liabilities of any such person, entity, partnership, association, or corporation, and conduct in any lawful manner the whole or any part of the business thus acquired;

(d) To sell, lease, exchange, convey, mortgage, pledge, transfer, assign and deliver, and otherwise dispose of all or any part of the property, assets, and effects of the corporation, and receive in payment therefor cash or stocks, bonds, notes, debentures, or other securities or evidences of indebtedness or obligations of any individual, firm, corporation, company, association, trust, or organization, on such terms and conditions as the board of directors of the corporation shall determine, subject to limitation, restrictions, or requirements imposed by law;

(e) To act as principal, agent, broker, dealer, factor, jobber, commission merchant, or in any representative capacity in transacting any business authorized herein;

(f) To manufacture, buy, sell, exchange, mortgage, encumber, improve, develop, manage, control, assign, transfer, convey, lease, pledge, or otherwise acquire, hold, own, alienate, or dispose of, property of any kind whatsoever, real, personal, or mixed wheresoever situated or any interest therein;

(g) To construct, improve, rebuild, alter, decorate, maintain, manage, control, lease, encumber, or otherwise to acquire, hold, and dispose of and deal in any and all kinds of improvements upon land belonging to this company, or upon other land;

2

(h) To enter into any lawful arrangements for profit sharing, reciprocal concession, or cooperation, with any corporation, association, partnership, syndicate, entity, person, or governmental, municipal, or public authority, domestic or foreign, in the carrying on of any business which the corporation is authorized to carry on or any business or transactions deemed necessary, convenient, or incidental to carrying out any of the purposes of the corporation;

(i) To lease, purchase, manufacture, or otherwise acquire and to own, hold, mortgage, pledge, assign, transfer, or otherwise dispose of, and generally to deal in and use building materials, tools, equipment, furniture, fixtures, and supplies incident to or useful in connection with the purchase, sale, ownership, construction, maintenance, and management of real estate, buildings, and other structures;

(j) To acquire, hold, sell, use, assign, lease, grant licenses in respect of, mortgage, or otherwise dispose of letters patent of the United States or of any foreign country, patent rights, licenses, and privileges, inventions, improvements and processes, copyrights, trademarks, and tradenames, relating to or useful in connection with any business of the corporation;

(k) To purchase, insofar as the same may be done without impairing the stated capital of the corporation, and to hold, pledge, and reissue shares of its own capital stock, but such shares so acquired and held shall not be entitled to vote, either directly or indirectly, nor to receive dividends;

(l) To purchase, or in any manner acquire, to own and hold, receive, and dispose of the income from, to guarantee, sell, assign, transfer, mortgage, pledge, or otherwise dispose of, and to exercise all of the rights of individual natural persons with respect to any bonds, securities, and evidences of indebtedness of, or shares of stock in any corporation or joint stock company of any state, territory or country, and while the owner of said stock, to exercise all of the rights, powers, and privileges of ownership, including the right to vote thereon;

(m) To purchase, incorporate, and/or cause to be merged, consolidated, reorganized, or liquidated, and to promote, take charge of, and aid, in any way permitted by law, the incorporation, merger, consolidation, or liquidation of any corporation, association, or entity;

(n) To borrow or raise moneys for any of the purposes of the corporation and from time to time, without limit as to amount, to draw, make, accept, endorse, execute, and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures, convertible or non-convertible, and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment thereof and of the interest thereon by mortgage on, or pledge, conveyance, or assignment in trust of the whole or any part of the assets of the corporation, real, personal, or mixed, including contract rights, whether at the time owned or thereafter acquired, and to sell, pledge, or otherwise dispose of such securities or other obligations of the corporation for its corporate purposes;

(o) To enter into, make, perform, and carry out contracts of every sort and kind, for any lawful purpose, with any person, firm, association, or corporation, whether public, private or municipal, or body politic, and with the Government of the United States or any state, territory, or colony thereof, or any foreign government;

3

(p) To conduct business in all other states, the District of Columbia, the territories, possessions, and dependencies of the United States, and in any or all foreign countries, to have one or more offices out of the State of Missouri, and to hold, purchase, lease, let, mortgage, and convey real and personal property out of said state as well as therein;

(q) To do any and everything necessary or convenient for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers hereinabove enumerated, either for itself or as agent for any person, firm, or corporation, either alone or in association with other corporations, or with any firm or individual; to engage in any other lawful business or operation deemed advantageous or desirable, and to do any and everything incidental to, growing out of, or germane to any of the foregoing purposes or objects, and to have and exercise all of the powers and rights conferred by the laws of the State of Missouri upon corporations formed under the Act hereinabove referred to, and all acts amendatory thereof and supplemental thereto, it being expressly provided that the foregoing clauses shall be in furtherance and not in limitation of the powers conferred by the laws of the State of Missouri and that the foregoing enumeration of specific powers shall not be held to alter or restrict in any manner the general powers of this corporation.

The objects and purposes specified in the foregoing clauses of this Article Seven shall, except where otherwise expressed, be in no way limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of these Articles of Incorporation, and shall be construed as powers as well as objects and purposes.

ARTICLE EIGHT

The power to make, alter, amend or repeal the Bylaws of the corporation shall be vested in the board of directors, provided that the paramount power to make, alter, amend or repeal the Bylaws shall be vested in the shareholders, and the power of the board of directors under this Article Eight may be denied by action of the shareholders expressly stipulating that the Bylaws or designated portions thereof may not be altered, amended or repealed by the board of directors.

ARTICLE NINE

Any person, upon becoming the owner or holder of any shares of stock or other securities issued by this corporation, does thereby consent and agree that all rights, powers, privileges, obligations, or restrictions pertaining to such person or such securities in any way may be altered, amended, restricted, enlarged, or repealed by legislative enactments of the State of Missouri or of the United States hereinafter adopted which have reference to or affect this corporation, such securities, or such persons in any way; and that the corporation reserves the right to transact any business of the corporation, to alter, amend, or repeal these Articles of Incorporation, or to do any other act or thing as authorized, permitted, or allowed by such legislative enactments.

ARTICLE TEN

The private property of the shareholders of the corporation shall not be subject to the payment of corporate debts, except to the extent of any unpaid balances of subscriptions for shares.

4

ARTICLE ELEVEN

(a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation., and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(c) To the extent that a director, officer, employee or agent of the corporation or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in paragraphs (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

(d) Any indemnification under paragraphs (a) and (b), unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in this Article. The determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who

5

were not parties to the action, suit, or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders..

(e) Expenses incurred in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.

(f) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(g) The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

(h) For the purpose of this Article, references to “the corporation” include all constituent corporations absorbed in consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation in the same capacity.

IN WITNESS WHEREOF, I have hereunto set my hand this 9th day of October, 1978.

/s/ John H. Bracken
(John H. Bracken, Incorporator)

6

STATE OF MISSOURI	]
	]	ss.
COUNTY OF JACKSON	]

I, Donna G. Mouse , a Notary Public, do hereby certify that on the 9th day of October, 1978, personally appeared before me, John H. Bracker who being by me first duly sworn, declared that he is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.

/s/Donna G. Mouse
Notary Public

My Commission Expires:

May 16, 1979

7

AMENDMENT OF

ARTICLES OF INCORPORATION

OF AERO PLASTICS OF KANSAS CITY, INC.

Pursuant to the provisions of The General and Business Corporation Law of Missouri”, the undersigned corporation hereby certifies the following:

1. The name of the corporation is “Aero Plastics of Kansas City, Inc” which is the name under which it was originally organized.

2. The amendment set forth in paragraph 3 below was adopted in the manner prescribed by “The General and Business Corporation Law of Missouri” by written consent of the shareholders of the corporation dated May 31, 1983.

3. The amendment adopted by the shareholders amends Article One, Article Three and Article Five to read as follows, to-wit:

ARTICLE ONE

The name of the corporation is Aero Transportation Products, Inc.

ARTICLE THREE

The aggregate number of shares which the corporation shall have authority to issue shall be 330,000 shares, of which 300,000 shares shall be preferred stock having a par value of $1.00 per share, and 30,000 shares shall be common stock having a par value of $1.00 per share. The corporation shall not issue any non-voting stock. The preferred stock may be issued from time to time in one or more series in any manner permitted by law as determined from time to time by the Board of Directors and stated in the resolutions providing for the issue thereof adopted by the Board of Directors pursuant to the authority hereby vested in it. Each such series shall have such powers, designation, preferences and rights, and shall be subject to such qualifications, limitations and restrictions thereof as are stated in the resolutions providing for the issue thereof adopted by the Board of Directors, including the following:

(a) the number of shares to constitute such series and the distinctive designation thereof;

(b) the dividend rate on the shares of such series, the dividend payment dates, the periods in respect of which dividends are payable (“dividend periods”) whether such dividends shall be cumulative, and if cumulative, the date or dates from which dividends shall accumulate;

(c) whether the shares of such series shall be redeemable, and, if so, the terms and manner of such redemption, including the amount or amounts payable upon the redemption such shares;

(d) whether the shares of such series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement and, if such retirement or sinking fund or funds be established, the annual amount thereof and the terms and provisions relative to its operation;

(e) whether the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of the same or any other class or classes of stock of the corporation and the price or rate of conversion or exchange, the method, if any, of adjusting the same and any other terms or conditions of such conversion or exchange.

(f) the voting powers, full or limited or both, of the shares of such series;

(g) the amounts, if any, payable on the shares of such series in the event of dissolution or liquidation; and

(h) such other terms, conditions, special rights and protective provisions as the Board of Directors may deem advisable.

No dividend shall be declared and set apart for payment on any series of preferred stock in respect of any dividend period unless there shall likewise be or have been paid, or declared and set apart for payment, on all shares of preferred stock of each other series entitled to cumulative dividends at the time outstanding which rank equally as to dividends with the series in question, dividends ratably in accordance with the sums which would be payable on the said shares through the end of the last preceding dividend period if all dividends were declared and paid in full.

ARTICLE FIVE

The number of directors to constitute the board of directors of the corporation shall be three (3), to be elected by the holders of the common stock of the corporation, except in the event that the corporation is in default in the performance of any of its obligations under the First Amended Plan of Re-organization of Creditors Committee filed February 11, 1983 in the United States Bankruptcy Court for the Western District of Missouri and as it may be amended from time to time, the holders of its common stock shall have the right to elect two of the three directors, and the holders of its preferred stock shall have the right to elect one of the three directors.

4. At the time the foregoing amendment was adopted, there were Five Thousand (5,000) shares of Common Stock of the corporation outstanding, all of which were entitled to vote on the foregoing amendment.

5. The number of shares noted for and against the amendment was as follows:

No. Voted for: 5,000                                                  No. Voted Against: -0-

6. The foregoing amendment changed the number of authorized shares having a par value. The amount in dollars of authorized shares having a par value as changed is $330,000, of

2

which $300,000 represents 300,000 shares of preferred stock with a. par value of $1.00 per share, and $30,000 represents 30,000 shares of common stock with a par value of $1.00 per share.

7. The foregoing amendment does not provide for an exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class.

IN WITNESS WHEREOF, the undersigned President and Secretary of Aero Plastics of Kansas City, Inc. have executed this instrument and affixed hereto the corporate seal of said corporation on this 26 day of Aug, 1983.

AERO PLASTICS OF KANSAS CITY, INC.

By	/s/Paul T. Lyon
President

/s/Donna F. Martin

3

STATE OF MISSOURI	)
)
COUNTY OF JACKSON	)	ss.

I, Angie Ganos, a Notary Public, do hereby certify that on this 26th day of August, 1983, personally appeared before me Paul T. Lyon who being by me first duly sworn, declared that he is the President of Aero Plastics of Kansas City, Inc., that he signed the foregoing document acting in said capacity for the corporation and that the statements therein contained are true.

/s/Angie Ganos
Notary Public

My Commission Expires:

Oct. 27, 1986

4

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

AERO TRANSPORTATION PRODUCTS, INC.

Pursuant to the General and Business Corporation Law of Missouri, the undersigned corporation hereby certifies the following:

1. The name of the corporation is Aero Transportation Products, Inc., and the name under which it was originally organized was Aero Plastics of Kansas City, Inc.

2. An amendment to the corporation’s Articles of Incorporation was adopted by the shareholders on October 28, 1987,

3. The amendment adopted by the shareholders amends the first sentence of Article Three to read as follows:

“The aggregate number of shares which the corporation shall have authority to issue shall be 2,300,000 shares, of which 300,000 shares shall be preferred stock having a par value of $1.00 per share, and 2,000,000 shares shall be common stock having a par value of $0.01 per share.”

4. At the time this amendment was adopted, the corporation had 5,969 shares of common stock outstanding, all of which were entitled to be voted on the amendment, and 186,892 shares of preferred stock outstanding, none of which was entitled to be voted on the amendment.

5. Of the outstanding shares of stock entitled to be voted on the amendment, 5,969 shares were voted in favor of the amendment and -0- shares were voted against it.

6. The amendment to Article Three of the Articles of Incorporation effects a change in the number and par value of authorized shares of the corporation. Prior to the amendment the number of authorized shares of the corporation was 330,000, of which 300,000 were preferred shares having a par value of $1.00 per share and 30,000 were common shares having a par value of $1.00 per share. The number of shares now authorized is 2,300,000, of which 300,000 are preferred shares having a par value of $1.00 per share and 2,000,000 are common shares having a par value of $0.01 per share. The amendment to Article Three of the Articles of Incorporation does not effect a reduction in the stated capital of the corporation with respect to the corporation’s issued shares.

7. All presently issued and outstanding shares of common stock of the corporation shall be exchanged for shares of the new common stock in the ratio of 1 share of present common stock for 170 shares of new common stock. All rights appertaining to the present common stock shall cease and terminate, and the holders thereof shall surrender the certificates therefor to the corporation for cancellation, and receive and accept in lieu thereof certificates of new common stock in exchange for and in substitution of the present common stock.

IN WITNESS WHEREOF, the undersigned President of the corporation has executed this instrument and its Secretary has affixed its corporate seal hereto and attested said seal on the 28th day of October , 1987.

(CORPORATE SEAL)	AERO TRANSPORTATION PRODUCTS, INC.

ATTEST	By:	/s/Del E. Walker
Del E. Walker
President

/s/Paul T. Lyon
Paul T. Lyon Secretary

STATE OF MISSOURI	)
)
COUNTY OF JACKSON	)	ss.

I, J. Lee Bundy a Notary Public, do hereby certify that on this 28th day of, October 1987, personally appeared before me Del E. Walker, who being by me first duly sworn, declared that he is the President of Aero Transportation Products, Inc., that he signed the foregoing document as President of the corporation, and that the statements therein contained are true.

/s/J. Lee Bundy
Notary Public

(NOTARIAL SEAL)

My Commission Expires:

2

STATEMENT OF CHANGE OF BUSINESS OFFICE

OF A REGISTERED AGENT

OF A FOREIGN OR DOMESTIC CORPORATION

To: Secretary of State
P. O. Box 778
Jefferson City, Missouri 65102	Charter No.205138

The undersigned registered agent, for the purpose of changing its business office in Missouri as provided by the provisions of “The General and Business Corporation Act in Missouri,” represents that:

1. The name of the corporation (in Missouri) is Aero Transportation Products, Inc.

2. The name of this registered agent is William A. Hirsch.

3. The address, including street number, if any, of the PRESENT business office of the registered agent is 1700 Bryant Building, 1102 Grand Avenue, Kansas City, Missouri 64106.

4. The address, including street number, if any, of the business office of the registered agent is hereby CHANGED TO 2600 Grand Avenue, Kansas City, Missouri 64108.

5. Notice in writing of the change has been mailed by the registered agent to the corporation named above.

6. The address of the registered office of the corporation named above and the business office of the registered agent, as changed, is identical.

IN WITNESS WHEREOF, the undersigned registered agent has caused this report to be executed this 19th day of July, 1991.

/s/ William A. Hirsch
Signature of Registered Agent

STATE OF MISSOURI	)
	)	ss.
COUNTY OF JACKSON	)

On this 12th day of July, in the year 1991, before me, Linda L. McClure, a Notary Public in and for said state, personally appeared William A. Hirsch known to me to be the person who executed the within Statement of Change of Business Office and acknowledged to me that he executed the same for the purposes therein stated.

(Notarial Seal)	/s/Linda L. McClure
Notary Public

My Commission Expires:

State of Missouri Matt Blunt, Secretary of State

Corporations Division	James C. Kirkpatrick State Information Center
P.O. Box 778, Jefferson City, MO 65102	600 W. Main Street, Rm 322, Jefferson City, MO 65101

Statement of Change of Registered Agent and/or

Registered Office

By a Foreign or Domestic For Profit or Nonprofit Corporation

Instructions

1.	This form is to be used by either a for profit or nonprofit corporation to change either or both the name of its registered agent and/or the address of its existing registered agent.

2.	There is a $10.00 fee for filing this statement. It must be filed in DUPLICATE.

3.	P.O. Box may only be used in conjunction with a physical street address.

4.	Agent and address must be in the state of Missouri.

5.	The corporation may not act as its own agent.

Charter No. 00205138

(1)	The name of the corporation is: Aero Transportation Products, Inc.

(2)	The address, including street and number, of its present registered office (before change) is:

2600 Grand Avenue, Kansas City, Missouri 64108

Address                                                                                                                                                         City/State/Zip

(3) The address, including street and number, of its registered office is hereby changed to:

2600 Grand Avenue, Kansas City, Missouri 64108

Address             (P.O. Box may only be used in conjunction with a physical street address)             City/State/Zip

(4)	The name of its present registered agent (before change) is: William A. Hirsch

(5)	The name of the new registered agent is: M & H Agent Services, Inc.

Authorized signature of new registered agent must appear below:

/s/ Susan B. Strong
(May attach separate originally execute written consent to this form in lieu of this signature)

(6)	The address of its registered office and the address of the office of its registered agent, as changed, will be identical.

(7)	The change was authorized by resolution duly adopted by the board of directors.

In affirmation of the facts stated above,

/s/Paul T. Lyon	Paul T. Lyon
(Authorized signature of officer or, if applicable, chairman of the board)	(Printed Name)

Chairman	3-10-02
(Title)	(month/day/year)

Corp. #59 (11/00)

State of Missouri Matt Blunt, Secretary of State Corporations Division P.O. Box 778 / 600 W. Main Street, Rm 322 Jefferson City, MO 65102

Statement of Change of Business Office Address

by a Registered Agent of a

Foreign or Domestic For Profit or Nonprofit Corporation or a Limited Liability Company

Instructions

1.	This form is to be used by either a for profit or nonprofit corporation or a limited liability company to change either or both the name of its registered agent and/or the address of its existing registered agent.

2.	There is a S10.00 fee for filing this statement.

3.	P.O. Box may only be used in conjunction with a physical street address.

4.	Agent and address must be in the State of Missouri.

5.	The corporation may not act as its own agent.

Charter No. 00205138

1.	The name of the business entity is:

AERO TRANSPORTATION PRODUCTS, INC. F/K/A AERO PLASTICS OF KANSAS CITY, INC.

2.	The name of the registered agent is: M & H Agent Services, Inc.

3.	The address, including street number, of the present business office of the registered agent is: 2600 Grand Avenue, Kansas City, Missouri 64108

2600 Grand Avenue, Kansas City, Missouri 64108

Address                                                                                                                                City/State/Zip

4.	The address, including street number, of the business office of the registered agent is hereby changed to:

1201 Walnut Street, Suite 2900, Kansas City, Missouri 64106

Address                 (P.O. Box may only be used in conjunction with a physical street address)                     City/State/Zip

5.	Notice in writing of the change has been mailed by the registered agent to the business entity named above.

6.	The address of the registered office of the business entity named above and the business office of the registered agent, as changed, is identical.

In Affirmation thereof, the facts stated above are true and correct:

(The undersigned understands that false statements made in this filing are subject to the penalties provided under Section 575.040, RSMo)

/s/ Cheryl M. Duren	Cheryl M. Duren	9/03/04
Authorized Signature of Registered Agent	Printed Name	month/day/year

Name and address to return filed document: Name: Cheryl Duren c/o Stinson Morrison Hecker LLP Address: 1201 Walnut Street, Suite 2900 City, State, and Zip Code: Kansas City. MO 64106